                                                                     EXHIBIT 4.1

LISTED SHARES           [PICTURE]                                  LISTED SHARES

    NUMBER                                                            SHARES
CD

                                                              CUSIP 000000 00 0
                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS
     CD                    CAREY DIVERSIFIED LLC
               FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

This Certifies that













is the owner of

                 FULLY PAID AND NON-ASSESSABLE LISTED SHARES OF
                             CERTIFICATE OF SHARES

Carey Diversified LLC, (hereinafter called the "Company"), transferable on the books of the Company by the registered holder hereof in person or by duly authorized Attorney upon surrender of this Certificate Listed Shares, this Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

        In Witness Whereof, the Company has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be affixed hereto.

Dated:

Chief Financial Officer       [CAREY DIVERSIFIED COMPANY SEAL]        Chairman

Countersigned and Registered:
        ChaseMellon Shareholder Services, L.L.C.

                                Transfer Agent
                                 and Registrar

By
-------------------------------------------------
              Authorized Signature

                             CAREY DIVERSIFIED LLC
        The Company will furnish to any shareholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption of the shares of each class which the Company is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Company is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of shares. Such request may be made to the secretary of the Company or to its transfer agent.

        The registered holder's acceptance of this certificate from the Company shall be deemed to constitute (i) a direction to the Managing Member to execute the Amended and Restated Limited Liability Company Agreement of the Company, dated as of October , 1997, as amended from time to time (the "Agreement") on such Person's behalf and (ii) a request that the records of the Company reflect such Person's admission to the Company as a Shareholder, and shall cause the registered holder to become a Shareholder and to be bound by the terms and conditions of the Agreement (and to entitle the registered holder to the rights of a Shareholder thereunder). Capitalized terms used herein and not otherwise defined are used as defined in the Agreement.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFT MIN ACT___________Custodian________
                                                      (Cust)            (Minor)
TEN ENT - as tenants in common                 under Uniform Gifts to Minors Act

OT TEN - as joint tenants with right
         of survivorship and not as                    _____________________
         tenants in common                                     (State)

    Additional abbreviations may also be used though not in the above list.

    For value received, ______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
_______________________________________________________________________________


_______________________________________________________________________________
                  (Please print or typewrite name and address
                     including postal zip code of assignee)

_______________________________________________________________________________


__________________________________________________________________Listed Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________Attorney
to tranfer the said shares on the books of the within-named Company with full power of substitution in the premises.


Dated:_______________


                                     Signature(s)______________________________

                                                NOTICE: The signature(s) to this
                                                assignment must correspond with
                                                the name as written upon the
                                                face of the Certificate, in
                                                every particular, without
                                                alteration or enlargement or any
                                                change whatever.

Signature Guaranteed By:

_____________________________________
By
THE SIGNATURE(S) SHOULD BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
AND CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM),
PURSUANT TO S.E.C. RULE 17Ad-15.

_______________________________________________________________________________
   BANKNOTE CORP. OF AMERICA-BROWNS SUMMIT-WALL STREET-CAREY DIVERSIFIED, LLC
                    7100003-942 - PROOF #1 - 10/03/97 - ALW